UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  May 17, 2019
(Date of earliest event reported: May 13, 2019)
______________

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
______________

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) (Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HVT	NYSE
Class A Common Stock	HVTA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 17, 2019, the Nominating, Compensation and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Haverty Furniture Companies, Inc. (the “Company”) recommended and the Board approved the amended and restated Non-Employee Director Compensation Plan (the “Plan”). A copy of the Plan is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The principal difference in the Plan compared to the Company’s prior non-employee director compensation plan is the addition of an annual fully-vested stock grant of common shares. The grant will be made ("Grant Date") on the business day immediately prior to the annual stockholder's meeting. The number of shares underlying the grant shall be determined by (i) dividing the annual stock grant value by the closing price of the Company's common stock on the Grant Date as quoted by the New York Stock Exchange, and (ii) rounding to the nearest whole number. The initial annual stock grant value was set at $20,000 commencing with the 2019 annual stockholder's meeting.
The Board also approved the grant of fully-vested shares to each of the Company's non-employee directors for their service for the year ended May 12, 2019, subject to the terms and conditions of the Plan. The number of shares underlying the grant shall be determined by (i) dividing $20,000 by the closing price of the Company's common stock on May 17, 2019 as quoted by the New York Stock Exchange, and (ii) rounding to the nearest whole number. Mr. Hough joined the Board August 7, 2018 and his grant shall be prorated according to Section 5.3 of the Plan.
The Board also approved the amended and restated Directors’ Deferred Compensation Plan (the "Deferred Plan") to permit the deferral of the annual stock grant. The Deferred Plan is filed as Exhibit 10.2 to this Current Report.
  Item 5.07  Submission of Matters to a Vote of Security Holders.
 (a) On May 13, 2019, Havertys held its annual meeting of stockholders. In the election of directors, the holders of shares of Class A common stock and common stock vote as separate classes in accordance with the Company's Charter.  For all other matters, the holders of shares of common stock and Class A common stock vote together as a single class and holders of common stock are entitled to one vote for each share of stock and holders of Class A common stock are entitled to ten votes for each share of stock.  At the meeting of stockholders, a plurality of votes is required in the election of each class of directors and for all other matters’ approval requires an affirmative vote of a combined majority of the votes cast.

 (b) Represented at the meeting in person or by proxy were 1,691,893 shares of Class A common stock, or approximately 96.28% of eligible Class A common stock, and 17,580,537 shares of common stock, or approximately 93.44% of eligible common stock shares.

The final voting results for each proposal, each of which is described in greater detail in Havertys' definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2019, follow below:

Proposal 1:  Election of Class A common stock directors.

The holders of Class A common stock elected all six director nominees at the annual meeting to serve a one-year term.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote

John T. Glover	1,534,611	0	157,282
Rawson Haverty, Jr.	1,534,567	44	157,282
Mylle Mangum	1,533,381	1,230	157,282
Vicki R. Palmer	1,534,611	0	157,282
Clarence H. Smith	1,534,611	0	157,282
Al Trujillo	1,534,611	0	157,282

Proposal:  Election of common stock directors.

The holders of common stock elected both director nominees at the annual meeting to serve a one-year term.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote

L. Allison Dukes	15,936,430	436,633	1,207,474
G. Thomas Hough	16,282,186	90,877	1,207,474

Proposal 2:  Ratification of Grant Thornton LLP as our independent auditor:

The stockholders ratified the selection of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2019.  The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote
Ratification of Grant Thornton LLP	34,484,679	13,788	1,000	0

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

10.1	Amended and Restated Non-Employee Director’ Compensation Plan dated May 17, 2019.

10.2	Amended and Restated Director’ Deferred Compensation Plan dated May 17, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

May 17, 2019	By:
Jenny Hill Parker Senior Vice President, Finance and Corporate Secretary